UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2012

China HGS Real Estate, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34864	33-0961490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Xinghan Road, 19th Floor Hanzhong City Shaanxi Province, PRC 723000
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 091-62622612

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2012, China HGS Real Estate, Inc. (the “Company”),received a letter from The NASDAQ Stock Market LLC (“Nasdaq”),in which the Nasdaq Staff notified the Company that based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets Listing Rule 5450(a)(1), which requires listed securities to maintain a minimum bid price of $1 per share (the “Rule”).

In order to regain compliance with the Rule, the closing bid price of the Company’s securities must be at least $1 for a minimum of ten consecutive business days. The Company has a compliance period of 180 calendar days in which to regain compliance with the Rule. In the event the Company does not regain compliance with the Rule during the 180 day period, the Company may be eligible for additional time.

The Company’s management, along with its Board of Directors, is currently considering all viable options for the Company to regain compliance with the Rule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January , 2012	China HGS Real Estate, Inc.
	By:	/s/ Xiaojun Zhu
Name: Xiaojun Zhu
Title: Chief Executive Officer, Chief Financial Officer and Chairman